Exhibit 99.1

CONTACT:         Investors and Media: Felix Veksler

  Senior Director, Investor Relations

  ir@monro.com

FOR IMMEDIATE RELEASE

Monro Inc. Appoints Hope B. Woodhouse to Board of Directors

ROCHESTER, N.Y. – February 9, 2023 – Monro, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that the Company’s Board of Directors has appointed Hope B. Woodhouse to the Board, effective immediately. Ms. Woodhouse will serve on the Compensation Committee and the Audit Committee. Monro also announced that Frederick Michael (“Mike”) Danziger has retired from the Board, effective February 3, 2023.

“We appreciate the constructive dialogue with shareholders and are implementing changes to strengthen Monro and improve our corporate governance,” said Robert E. Mellor, Chair of the Board and Chair of the Nominating and Corporate Responsibility Committee. “Refreshment remains a priority for our Board, and we are delighted to welcome Hope as the newest addition to the Monro Board. As a highly respected executive in the financial services industry with significant leadership experience and operational expertise, Hope will be an asset for our Board and a valuable resource for our management team. Hope has extensive public company board experience, including on committees addressing issues such as risk, auditing, and executive compensation, and our Board’s Compensation and Audit Committees look forward to benefitting from her perspectives.”

“I am honored to join Monro’s Board of Directors at such an exciting time for the Company,” said Ms. Woodhouse. “Monro is an impressive company that continues to execute on operational initiatives and extend on its proud history of delivering for its customers. I look forward to working closely with my fellow Board members and the management team to leverage my expertise to build the company’s national presence and deliver sustainable growth.”

“On behalf of the Board, I thank Mike for his years of dedicated service to the Monro Board,” said Mr. Mellor. “Among his many contributions, Mike was a member the Audit and Nominating Committees, as well as chair of the Compensation Committee, where he helped Monro establish and maintain strong executive compensation practices by championing “Pay for Performance” measures.”

The addition of Ms. Woodhouse is part of the Board’s ongoing refreshment process. The Board remains committed to its previously announced initiative to identify additional candidates who bring complementary skills and experience to the Board, including experience in retail and the automotive aftermarket.

About Hope Woodhouse

Hope Woodhouse is an accomplished leader, who has held executive roles at a number of financial services firms, overseeing financial, operational, accounting and risk management execution. From 2005 to 2008, she served as Chief Operating Officer and as a member of the management committee of Bridgewater Associates, Inc. Between 2003 and 2005, she was President and Chief Operating Officer of Auspex Group, L.P., and from 2000 to 2003 she was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC. Previously, she held executive leadership positions in various companies, including Tiger Management L.L.C. and Salomon Brothers Inc.

She currently serves on the Board of Two Harbors Investment Corp. (NYSE: TWO), where she has served since 2012 and is chair of the Risk Oversight Committee and a member of the Audit Committee. Ms. Woodhouse is also a member of the Granite Point Mortgage Trust Inc. (NYSE: GPMT) Board, where she has served since 2017 and is chair of the Compensation Committee and a Member of the Audit Committee. She recently joined the Board of Acadia Realty Trust (NYSE: AKR), where she is a member of the Nominating and Governance Committee. Prior to these roles, Ms. Woodhouse served as a director of Atomyze LLC, Piper Jaffray Companies (NYSE: PIPR), Soros Funds Limited, Seoul Securities Co. Ltd and The Bond Market Association.

Ms. Woodhouse holds an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a growing market share and a focus on sustainable growth, the Company generated approximately $1.4 billion in sales in fiscal 2022 and continues to expand its national presence through strategic acquisitions and the opening of newly constructed stores. Across approximately 1,300 stores and 9,000 service bays nationwide, Monro brings customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address automotive needs every day to get customers back on the road safely. For more information, please visit corporate.monro.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, to risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Monro to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the continuing effects of the COVID-19 pandemic and the impact thereof on Monro’s business, financial condition and results of operations, and other general economic and business risks. Monro disclaims any obligation or duty to update or modify these forward-looking statements.

Source: Monro, Inc.

MNRO-Corp